                                                                    EXHIBIT 10.1

                                                                October 15, 1998

================================================================================

                                 LEASE AGREEMENT



                                 by and between

                      605 EAST FAIRCHILD ASSOCIATES, L.P.,
                        a California limited partnership



                                  ("LANDLORD")



                                       and



                           CALIPER TECHNOLOGIES CORP.,
                             a Delaware corporation


                                   ("TENANT")


                          Dated as of October 15, 1998


================================================================================

BASIC LEASE INFORMATION
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
Lease Date:                         October 15, 1998

LANDLORD:                           605 East Fairchild Associates, L.P.,
                                    a California limited partnership

Managing Agent:                     The Mozart Development Company

Landlord's and                      c/o The Mozart Development Company
Managing Agent's Address:           1068 East Meadow Circle
                                    Palo Alto, CA  94303

TENANT:                             Caliper Technologies Corp.,
                                    a Delaware corporation

Tenant's Address:                   FOR NOTICE:
                                    605 East Fairchild Drive
                                    Mountain View, CA  94043
                                    Attn: Chief Operating Officer

                                    FOR BILLING:
                                    605 East Fairchild Drive
                                    Mountain View, CA  94043
                                    Attn: Accounts Payable

Premises:                           An existing two-story building located on
                                    the Land (the "Building"), as shown on
                                    Exhibit "A" attached hereto.

Building Address:                   605 East Fairchild Drive, Mountain View,
                                    California

Land: The real property described on Exhibit "A-1" attached hereto.

Project: The Building, Land and other improvements located in the area shown on Exhibit "A" attached hereto.

Rentable Area of the Premises:      53,361 Rentable Square Feet ("Rentable
                                    Area").

Tenant's Use of the Premises:       Tenant may use the Premises for general
                                    office, administration, light distribution,
                                    and research and development, and may use an

BASIC LEASE INFORMATION
--------------------------------------------------------------------------------
                                    area shown on Exhibit "H" attached hereto,
                                    not to exceed 7,000 square feet of the
                                    Premises, for light manufacturing that is
                                    incidental to the other permitted uses
                                    (excluding uses which involve the use of
                                    Hazardous Substances as defined in Paragraph
                                    40 [Hazardous Substance Liability] beyond
                                    the levels and types allowed by Paragraph
                                    40(d), and for no other purposes; provided,
                                    however, any proposed use which involves the
                                    use of Hazardous Substances beyond the
                                    levels and types allowed by Paragraph 40(d)
                                    shall be subject to Landlord's prior written
                                    approval, which shall not be unreasonably
                                    withheld so long as (i) the proposed use
                                    does not involve any of the chemical
                                    substances which have been associated with
                                    the investigation and remediation of those
                                    Hazardous Substances currently existing in
                                    the soil and/or groundwater within the
                                    general area of the Premises, and (ii)
                                    Landlord is provided an indemnity from an
                                    entity (which may include Tenant, a
                                    subtenant of Tenant, or an affiliate of
                                    either of the foregoing) acceptable to
                                    Landlord and any mortgagees, and in all
                                    other respects satisfactory to Landlord and
                                    any mortgagees, indemnifying and defending
                                    Landlord, its mortgagees, and all of their
                                    successors and assigns, agents,
                                    representatives, and affiliates from and
                                    against any and all loss, cost, claim,
                                    liability, or suit arising directly or
                                    indirectly in connection with the use of
                                    such Hazardous Substances.

Lease Term:                         Commencing on the Occupancy Date and ending
                                    on the Expiration Date, with the right to
                                    extend for an additional term of five (5)
                                    years in accordance with Paragraph 43
                                    [Option to Renew].

Scheduled Rent Commencement Date:   December 1, 1998.

Outside Delivery Date:              January 31, 1999.

Expiration Date:                    Ten (10) years after the Rent Commencement
                                    Date.

Rent:                               Base Rent plus Additional Charges.

Monthly Base Rent:                  $2.35 per Rentable Square Foot of the
                                    Rentable Area of the Premises.

Base Rent Adjustment:               On each anniversary of the Rent Commencement
                                    Date, the Monthly Base Rent shall increase
                                    by three percent (3%) of the

BASIC LEASE INFORMATION
--------------------------------------------------------------------------------
                                    Monthly Base Rent applicable to the month
                                    immediately prior to the applicable
                                    anniversary.

Security Deposit:                   Tenant shall provide and maintain a letter
                                    of credit or cash collateral in the initial
                                    amount of One Million Dollars ($1,000,000),
                                    which amount may be reduced during the Term
                                    in accordance with Paragraph 34 [Security
                                    Deposit].

Guarantor of Lease:                 None

Landlord's Broker:                  None

Tenant's Broker:                    Cornish & Carey Commercial - Randy Scott

Broker's Fee or Commission Paid By: Landlord, in accordance with Paragraph 39.

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and any other portion of the Lease, the latter shall control.

LANDLORD:                               605 EAST FAIRCHILD ASSOCIATES, L.P.,
                                        a California limited partnership

                                        By: M-D Ventures, Inc.,
                                            a California corporation,
                                            Its General Partner

                                        By: /s/
                                           -------------------------------------
                                           Steve Dostart
                                           Its Vice President

TENANT:                                 CALIPER TECHNOLOGIES CORP.,
                                        a Delaware corporation

                                        By: /s/
                                           -------------------------------------
                                           Calvin Y.H. Chow
                                           Its Chief Operating Officer

                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT is made and entered into as of October 15, 1998, by and between 605 East Fairchild Associates, L.P., a California limited partnership (herein called "Landlord"), and Caliper Technologies Corp., a Delaware corporation (herein called "Tenant").

        1.      LEASED PREMISES.

                (a) PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord agrees to lease to Tenant and Tenant agrees to hire from Landlord those premises (the "Premises") comprising the entire two-story building shown on Exhibit "A" attached hereto (the "Building"). The Building is located on the parcel or parcels of real property described on Exhibit "A-1" (the "Land"). The Building, together with the Land and associated improvements located on the Land, are collectively referred to as the "Project". On the Occupancy Date, the Building will include certain interior improvements, which shall be defined, collectively with the Building shell and core, as the "Base Building".

                (b) USE OF PROJECT. Tenant is hereby granted the non-exclusive use of certain areas and facilities within the Project that are not included in the Premises, including landscaped areas, service areas, parking areas, recreation areas, trash enclosures, plaza, walkways, driveways, sidewalks, access and perimeter roads, and the like, all subject to the Rules and Regulations described in Paragraph 18.

        2. OCCUPANCY AND USE. Tenant may use and occupy the Premises for the purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord may grant or withhold consent to a proposed change of use in its sole discretion, except in circumstances described in the Basic Lease Information where Landlord may not unreasonably withhold its consent.

        3.      TERM AND POSSESSION.

                (a) TERM; OCCUPANCY DATE; EXPIRATION DATE. The term of this Lease (the "Term") shall commence on the Occupancy Date and, unless sooner terminated pursuant to Paragraphs 3(d), 11(c), 20, 21(b), 22, or 23, shall expire on the Expiration Date, provided that Tenant shall have an option to extend the Term in accordance with the terms and conditions of Paragraph 43 [Option to Renew]. "Occupancy Date" shall mean the date on which Landlord has tendered possession of the Premises to Tenant. Tenant shall accept the Premises in an "as-is" condition. Landlord shall have been deemed to tender possession of the Premises to Tenant if Landlord meets the following conditions: (a) Landlord provides at least three (3) days advance written notice to Tenant of the date that the Premises will be so tendered and (b) the Premises have been vacated by any prior tenant and any such tenant?s personal property (eg. furniture systems, furniture, trade fixtures, etc.) have been removed, subject to Tenant?s separate agreement(s) with Vivus, Inc. concerning a sublease of a portion of the Premises and purchase of personal property. However, in no case shall Tenant be required to accept occupancy of the Premises prior to December 1, 1998. All of the rights and obligations of the parties under this Lease shall commence on the Occupancy Date. The dates upon which the Term shall actually commence and terminate with respect to the entire Premises pursuant to this Paragraph 3(a) are herein called the "Occupancy Date" and the "Expiration Date," respectively.

                (b) OCCUPANCY BY TENANT. Tenant shall be deemed to occupy the Premises from and after the Occupancy Date. This Paragraph 3(c) shall not be construed as an obligation of Tenant to continuously occupy the Premises. Within five (5) days after the Occupancy Date, Landlord shall deliver to Tenant a certificate confirming the Occupancy Date and the Rent Commencement Date, in the form of Exhibit "B" hereto. If Tenant does not agree with Landlord's determination of the Occupancy Date, Tenant may submit such matter to arbitration in accordance with Paragraph 41 [Arbitration of Disputes], provided that prior to the resolution of such matter by arbitration, the parties shall proceed under this Lease as if the Occupancy Date is the date designated by Landlord, with any required adjustments to the Rent Commencement Date made after the matter is ultimately determined by arbitration.

                (c) RENT COMMENCEMENT DATE; CERTIFICATE OF OCCUPANCY. Tenant's obligation to pay Base Rent and Additional Charges hereunder shall commence on the later to occur of (i) the Scheduled Rent Commencement Date set forth in the Basic Lease Information, or (ii) the Occupancy Date (such date being defined as the "Rent Commencement Date").

                (d) EXCLUSIVE REMEDIES FOR FAILURE OF LANDLORD TO DELIVER POSSESSION. If Landlord has not delivered possession of the Premises to Tenant by the "Outside Delivery Date" as specified in the Basic Lease Information, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time within five (5) business days after Landlord's failure to so deliver possession of the Premises. If Tenant does not exercise such right to terminate within such five (5) business day period, Tenant shall waive such right and this Lease shall continue in full force and effect. If Tenant exercises this termination right, Tenant shall be entitled to the remedy hereinbelow described, which shall be Tenant's sole and exclusive remedy with respect to Landlord's failure to deliver the Premises. If Tenant exercises its termination right pursuant to this Paragraph 3(d) and Landlord believes that possession of the Premises had been delivered to Tenant prior to the Outside Delivery Date, the parties agree to submit the dispute concerning Landlord's failure to deliver possession of the Premises, and Tenant's resulting right to terminate the Lease, to binding arbitration pursuant to the provisions of Paragraph 41 [Arbitration of Disputes]. Notwithstanding any other provision of this Lease, if Landlord fails to deliver possession of the Premises by the Outside Delivery Date, Tenant's sole and exclusive remedy shall be to terminate this Lease.

        4.      RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND
                TAXES.

                (a)     MONTHLY BASE RENT.

                        (i) Commencing on the Rent Commencement Date, Tenant shall pay to Landlord throughout the Term Base Rent in an amount equal to the Monthly Base Rent rate specified in the Basic Lease Information multiplied by the Rentable Area of the Premises, as specified in the Basic Lease Information ("Base Rent").

                        (ii) Base Rent shall be payable by Tenant in equal monthly installments on or, at Tenant's election, before the first day of each month, in advance, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except for abatement as may be expressly and specifically provided for in Paragraphs 22 [Damage and Destruction] and 23 [Eminent Domain]), to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing. Tenant shall pay all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") to Landlord at the place where the Base Rent is payable, and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rent. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the Base Rent and Additional Charges for such fractional month shall be prorated on a daily basis. As used herein, the term "Rent" shall include all Base Rent and Additional Charges (including, without limitation, Additional Charges pursuant to Paragraph 25 [Right of Landlord to Perform]).

                (b) ADJUSTMENTS IN BASE RENT. The Monthly Base Rent under Paragraph 4(a) [Monthly Base Rent] shall be adjusted as provided in the Basic Lease Information.

                (c)     ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

                        (1) DEFINITIONS OF ADDITIONAL CHARGES: For purposes of this Paragraph 4(c), the following terms shall have the meanings hereinafter set forth:

                                (A)     "TAX YEAR" shall mean each twelve (12)
consecutive month period commencing January 1st of the calendar year during which the Rent Commencement Date of this Lease occurs.

                                (B)     "REAL ESTATE TAXES" shall mean all
taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit (including, without limitation, shuttle fees and roadways), housing, police, fire, utilities, sewers, emergency response or other governmental services or purported benefits to the Project (provided, however, that any refunds of Real Estate Taxes paid by Tenant shall be credited against Tenant's further obligation to pay Real Estate Taxes during the Term or refunded to Tenant at the end of the Term), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Project, or on the use or occupancy of the Project or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Project, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation of contamination from any Hazardous Substances. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. If any assessments are levied on the Project, Tenant shall have no obligation to pay more than that amount of annual installments of principal and interest that would become due during the Lease Term had Landlord elected to pay the assessment in installment payments, even if Landlord pays the assessment in full.

                                (C)     "EXPENSES" shall mean the total costs
and reasonable expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project, including, without limitation, (i) the cost of fire, extended coverage, boiler, sprinkler, commercial general liability, property, rent, earthquake, flood, and all other insurance described in Paragraph 12(e) [Landlord's Insurance Obligations] or otherwise obtained by Landlord in connection with the Project, including, without limitation, insurance premiums and any deductible amounts paid by Landlord; (ii) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, water, gas, elevator systems and all other utilities, the cost of supplies and equipment and maintenance and service contracts in connection therewith, and the cost of refuse service, landscaping, parking lot sweeping and similar maintenance services; (iii) the cost of repairs and general maintenance and cleaning; (iv) fees, charges and other costs, including consulting fees, legal fees and accounting fees, fees for any project engineer for the Project, and fees of all independent contractors, engaged by Tenant and related solely to the operation of the Project (or, if any such costs, fees or charges are attributable to other property managed by Landlord, the portion of such costs, fees and charges allocable to the Project, as reasonably determined by Landlord); (v) the cost of any capital improvements made to the Building or Project as permitted or required by this Lease; provided that any such capital improvement costs in excess of $12,807 per calendar year in the aggregate shall be amortized over the useful life of the capital item in question as determined in accordance with generally accepted accounting principles ("GAAP"), together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, or, if Landlord does not elect to borrow funds, at the "prime rate" of interest announced by the Wall Street Journal for Union Bank (or, if Union Bank ceases to exist, by another bank mutually acceptable to Landlord and Tenant) (the "Interest Rate"), as reflected over the period the funds are advanced, plus two percent (2%); (vi) a management fee for Landlord's management and administrative services in connection with the Project in the amount of two percent (2.0%) of Base Rent and Additional Charges (excluding the management fee); and (vii) any other expenses of any other kind whatsoever incurred in managing, operating, maintaining and repairing the Premises and/or Project. Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Paragraph 4(c) or Paragraph 9(b) [Repair and Maintenance; Tenant's Obligations], (aa) the initial costs of constructing the Base Building which were paid by Landlord; (bb) the cost of providing tenant improvements to any other tenant in the Project; (cc) debt service (including, but without limitation, interest and principal) required to be made on debt incurred by Landlord and relating to the Project other than debt service and financing charges imposed pursuant to Paragraph 4(c)(1)(C)(v) above; (dd) the portion of a management fee paid to Landlord or an affiliate in excess of two percent (2.0%) of the sum of Base Rent and Additional Charges (excluding the management fee);
(ee) the cost of special services, goods or materials provided to any other tenant; (ff) depreciation; (gg) costs for which Landlord has a right to receive reimbursement from others; (hh) costs occasioned by Landlord' fraud or willful misconduct under applicable Laws; (ii) costs to correct any construction defects in the original construction of the Base Building; (jj) costs arising from a disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project to the extent that Landlord has the ability to charge such other tenant for said costs under the terms of a lease comparable to terms governing said costs in this Lease; (kk) environmental pollution related costs (other than costs for which Tenant has indemnified Landlord pursuant to Paragraph 40 [Hazardous Substance Liability]); (ll) any maintenance, repair or replacement costs for which Landlord is responsible pursuant to Paragraph 9(a) [Repair and Maintenance; Landlord's Obligations]; (mm) advertising or promotional costs; (nn) leasing commissions; and (oo) reserves for expenses. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Expenses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants in the Project.

                                (D)     "EXPENSE YEAR" shall mean each twelve
(12) consecutive month period commencing January 1 of the calendar year during which the Rent Commencement Date of the Lease occurs. Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Expenses shall be equitably adjusted for the Expense Years involved in any such change.

                        (2)     PAYMENT OF REAL ESTATE TAXES

                                (A)     PAYMENT AS DUE: With reasonable
promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year. Unless otherwise required pursuant to clause (B) below, Tenant shall pay to Landlord actual Real Estate Taxes in installments, twice each Tax Year, no later than fifteen (15) business days prior to the due date of each Real Estate Tax installment.

                                (B)     IMPOUNDS: Notwithstanding clause (A)
above, if required by any Mortgagee or, at Landlord's election, after any default by Tenant in the timely payment of Real Estate Taxes, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Real Estate Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. If the actual Real Estate Taxes for such Tax Year (as shown on Landlord's Tax Statement) exceed the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate Taxes due from Tenant to Landlord hereunder. If it has been determined that Tenant has overpaid Real Estate Taxes during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

                        (3) PAYMENT OF EXPENSES: Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant; provided, however, that all insurance premiums which are included in Expenses shall be payable annually, in advance, by Tenant within twenty (20) days after Tenant's receipt from Landlord of a copy of the invoice with respect to such premiums. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within thirty (30) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. If Tenant has overpaid Expenses during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the later of the Expiration Date or the end of the last Expense Year. To the extent any item of Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by any Mortgagee), or to the extent that prepayment is customary for the service or matter, Landlord may (aa) include such items in Landlord's estimate for periods prior to the date such item is to be paid by Landlord, and (bb) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges.

                        (4) AUDIT RIGHTS: Within ninety (90) days after receipt of any Landlord's Expense Statement or Landlord's Tax Statement, Tenant shall have the right to audit, at Landlord's office located in the San Francisco Bay Area, at Tenant's expense, Landlord's accounts and records relating to Expenses and Real Estate Taxes. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant, Tenant shall notify Landlord within one hundred twenty (120) days after the date the applicable Landlord's Expense Statement or Landlord's Tax Statement was received by Tenant. Landlord may dispute such audit by arbitration pursuant to Paragraph 41 [Arbitration of Disputes]. If Landlord does not dispute such amount, or if Tenant prevails in any such arbitration, the amount overcharged shall be paid to Tenant within thirty (30) days thereafter, together with interest thereon at the Interest Rate, from the date Landlord's Expense Statement or Landlord's Tax Statement, as applicable, was delivered to Tenant until payment of the overcharge is made to Tenant. In addition, if Landlord's Expense Statement or Landlord's Tax Statement, as applicable, exceeds the actual Expenses and Real Estate Taxes which should have been charged to Tenant by more than five percent (5%), the cost of the audit, up to a maximum cost of Ten Thousand Dollars ($10,000), shall be paid by Landlord. If Tenant fails to object to any Landlord's Expense Statement or Landlord's Tax Statement within one hundred twenty (120) days after receipt thereof, such statement shall be final and shall not be subject to any audit, challenge or adjustment.

                        (5) OTHER: If either the Rent Commencement Date or the Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Real Estate Taxes and Expenses for the Tax Year and/or Expense Year in which the Rent Commencement Date or the Expiration Date occurs shall be prorated.

                (d) LATE CHARGES; DEFAULT RATE. Tenant recognizes that late payment of any Base Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Base Rent or Additional Charges remain unpaid ten (10) days after such amount is due, the amount of such unpaid Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) (or such greater amount not to exceed six percent (6%) as may be charged by any Mortgagee for a late payment of a monthly mortgage payment) of the amount of the delinquent Base Rent or Additional Charges. In addition, any outstanding Base Rent, Additional Charges, late charges and other outstanding amounts shall accrue interest at an annualized rate of the greater of 10% or The Ninth Circuit Federal Reserve Discount Rate plus 5% (the "Default Rate"), until paid to Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph 4(d) shall not relieve Tenant of the obligation to pay Base Rent or Additional Charges on or before the date they are due, or affect Landlord's remedies pursuant to Paragraph 21(b) [Landlord's Remedies] if any Base Rent or Additional Charges are unpaid after they are due.

        5.      INTENTIONALLY DELETED.

        6. RESTRICTIONS ON USE. Tenant shall not use or allow the Premises or Project to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises or Project. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises or Project.

        7.      COMPLIANCE WITH LAWS.

                (a) TENANT'S COMPLIANCE OBLIGATIONS. Tenant shall promptly, at its sole expense, maintain the Premises, any Alterations (as defined in Paragraph 8(b) [Landlord's Consent to Tenant's Alterations]) permitted hereunder and Tenant's use and operations thereon in strict compliance at all times with all present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, "Laws"). Such Laws shall include, without limitation, all Laws relating to health and safety and disabled accessibility including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq., Hazardous Substances, and all present and future life safety, fire, sprinkler, seismic retrofit, building code and municipal code requirements; provided however, that Tenant's obligation to comply with Laws relating to Hazardous Substances is subject to the terms and conditions of Paragraph 40 [Hazardous Substances Liability], and Tenant shall not be responsible for compliance with clean-up provisions of any Laws with respect to Hazardous Substances except to the extent of any release caused or permitted by the Tenant Parties (as defined in Paragraph 12(b) [Tenant Indemnity]). Notwithstanding the foregoing, Tenant shall not be required to make any structural alterations to the Base Building in order to comply with Laws unless the requirement that such alterations be made is triggered by any of the following (or if such requirement results from the cumulative effect of any of the following when added to other acts, omissions, negligence or events, to the extent such alterations are required by any of the following): (i) the installation, use or operation of any Alterations, or any of Tenant's trade fixtures or personal property; (ii) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises by Tenant, or any of its servants, employees, contractors, agents or licensees. The parties acknowledge and agree that Tenant's obligation to comply with all Laws as provided in this paragraph (subject to the limitations contained herein) is a material part of the bargained-for consideration under this Lease. Tenant's obligations under this Paragraph shall include, without limitation, the responsibility of Tenant to make substantial or structural repairs and alterations to the Premises (including the Base Building and any Alterations) to the extent provided above, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Tenant or Landlord, the degree to which the curative action may interfere with Tenant's use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Law involved. Tenant waives any rights now or hereafter conferred upon it by any existing or future Law to terminate this Lease, to receive any abatement, diminution, reduction or suspension of payment of Rent, or to compel Landlord to make any repairs to comply with any such Laws, on account of any occurrence or situation arising during the Term.

                (b) INSURANCE REQUIREMENTS. Tenant shall not do or permit anything to be done in or about the Project or bring or keep anything therein which will cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance. Tenant shall at its sole cost and expense promptly comply with the requirements of the board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or Project (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

                (c) NO LIMITATION ON OBLIGATIONS. The provisions of this Paragraph 7 shall in no way limit Tenant's maintenance, repair and replacement obligations under Paragraph 9 [Repair and Maintenance], or Tenant's obligation to pay Expenses under Paragraph 4(c) [Additional Charges for Expenses and Taxes]. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.

        8.      ADDITIONAL ALTERATIONS.

                (a) LANDLORD'S ALTERATIONS. Landlord shall not make or suffer to be made any additional alterations, additions or improvements in, on or to the Base Building or any part thereof without the prior written consent of Tenant, except as may be required by Law or as expressly required or permitted by this Lease.

                (b) LANDLORD'S CONSENT TO TENANT'S ALTERATIONS. Tenant may install a clean room, neutralizing facility, and related facilities, within the area outlined on Exhibit H attached hereto (such improvements, the "Approved Alterations"), without Landlord's prior consent, provided that upon the expiration or sooner termination of the Term Tenant shall remove the Approved Alterations and restore the Premises in accordance with Paragraph 9(e). Tenant shall not make or suffer to be made any additional alterations, additions or improvements ("Alterations") in, on or to the Premises or any part thereof, without the prior written consent of Landlord. Failure of Landlord to give its disapproval to any Alterations within ten (10) business days after receipt of Tenant's written request for approval shall constitute approval by Landlord of such Alterations so long as Tenant's request includes the following statement in capitalized and boldfaced letters: BY FAILING TO RESPOND TO THIS REQUEST, YOU WILL BE DEEMED TO HAVE APPROVED THE TENANT'S INSTALLATION OF THE ALTERATIONS DESCRIBED IN THIS REQUEST. Any Alterations in, on or to the Premises, except for Tenant's movable furniture and equipment, trade fixtures and Alterations which may be removed without damage to the Premises, shall become the property of Landlord upon their completion without compensation to Tenant. Landlord shall not unreasonably withhold its consent to Alterations that (i) do not materially affect the structure of the Building, the Building Systems (as defined in Paragraph 9(b) below) or the Building's security or other systems, (ii) are not visible from the exterior of the Building, (iii) are consistent with Tenant's permitted use hereunder, (iv) comply with the CC&Rs and any Mortgage, and (v) do not adversely affect the value or marketability of Landlord's reversionary interest upon termination or expiration of this Lease.

                (c) PERMITTED ALTERATIONS. Notwithstanding Paragraph 8(b), Tenant may make Alterations to the Premises without Landlord's prior consent so long as (x) such Alterations comply with items (i) through (v) in Paragraph 8(b) [Landlord's Consent to Tenant's Alterations], and (y) the cost of each such Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) does not exceed Fifty Thousand Dollars ($50,000) (with no more than thirty percent (30%) of such cost being for demolition), and the cost of all such Alterations in any twelve (12) month period during the Term in the aggregate does not exceed One Hundred Thousand Dollars ($100,000) (any such Alterations being defined herein as "Permitted Alterations").

                (d) REQUIREMENTS FOR TENANT ALTERATIONS. Tenant shall make any Alterations consented to or permitted under this Paragraph 8 at Tenant's sole cost and expense, in compliance with the following requirements: (i) Alterations (other than the Approved Alternations and Permitted Alterations) shall be made in accordance with plans and specifications reasonably approved by Landlord, and all Alterations shall be made in accordance with the requirements of Paragraph 10 [Liens], (ii) any contractor or person selected by Tenant to make Alterations (other than the Approved Alterations and Permitted Alterations) must first be approved in writing by Landlord, in its reasonable discretion,
(iii) Alterations shall be made in compliance with all applicable Laws; and (iv) Alterations shall not alter or interfere with the ceiling of the Building (all partitions being below the ceiling grid, except in areas designated by Landlord on plans and specifications), unless approved by Landlord in its sole discretion; provided, however, that Tenant may make Alterations that do not comply with the standards set forth in item (iv) above (subject to any other applicable Landlord consent requirement) if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease. By making Alterations which do not comply with the standards set forth in item (iv) above, Tenant shall be deemed to have agreed to reconfigure the Premises upon expiration or termination of the Lease as provided above unless Landlord specifically agrees otherwise in writing. Upon completion of any Alterations, Tenant shall furnish Landlord with a complete set of final as-built plans and specifications, at Tenant's cost and expense. With respect to items (i) and (ii) above, failure of Landlord to give its disapproval to any plans and specifications or general contractor within ten (10) business days after receipt of Tenant's written request for approval shall constitute approval by Landlord of such matters so long as Tenant's request includes the following statement in capitalized and boldfaced letters: BY FAILING TO RESPOND TO THIS REQUEST, YOU WILL BE DEEMED TO HAVE APPROVED THE PLANS AND SPECIFICATIONS AND/OR GENERAL CONTRACTOR FOR TENANT'S ALTERATIONS DESCRIBED IN THIS REQUEST.

                (e) REMOVAL OF ALTERATIONS AND RESTORATION. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord's election and at Tenant's sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant that are designated by Landlord to be removed and restore the Premises as required by Paragraph 26(b) [Delivery and Restoration of the Premises]. Upon the written request of Tenant prior to installation of any Alterations, Landlord shall notify Tenant of its election to require that such Alterations be removed upon the expiration or sooner termination of this Lease, so long as such written request clearly requests Landlord's election regarding the removal of such Alterations. Landlord's failure to specifically notify Tenant of Landlord's election shall be deemed Landlord's election to require removal of the Alterations upon expiration of the Term, notwithstanding any deemed approval by Landlord of the Alterations pursuant to this paragraph.

                (f) REIMBURSEMENT OF LANDLORD'S REVIEW COSTS. Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket expenses incurred by Landlord in connection with the review of any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant.

        9.      REPAIR AND MAINTENANCE.

                (a) LANDLORD'S OBLIGATIONS. Landlord shall maintain, repair and replace, at its sole cost and expense, the following, except as provided in Paragraph 9(c) [Tenant's Obligations for Structural Maintenance]: (i) the structural portions of the exterior, roof structure and structural portions of the Building (including load bearing walls and foundations); and (ii) plumbing and electricity (located on the Project and owned by Landlord) to the point of entry into the Building. Landlord shall maintain, repair and replace, such costs to be borne as specified in Paragraph 4(c)1(C), the parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities of the Project. Landlord's obligations under Paragraph 9(a)(i) and (ii) with respect to any particular repair, replacement or maintenance requirement, and its obligations under Paragraph 9(a)(iii) with respect to any specific repair, shall not commence until Tenant notifies Landlord in writing of any circumstances which Tenant believes may trigger Landlord's obligations.

                (b) TENANT'S OBLIGATIONS. Tenant shall maintain, repair and replace, at its sole cost and expense, all portions of the Premises included in the Project which are not Landlord's obligations under Section 9(a) [Landlord's Obligations], including, without limitation, (i) the building systems for electrical, mechanical, HVAC and plumbing and all controls appurtenant thereto (collectively, "Building Systems"); and (ii) the interior portion of the Building and any Alterations. At Tenant's election, Tenant may, by written notice to Landlord delivered at any time after the tenth (10th) anniversary of the Rent Commencement Date, cause Landlord to assume Tenant's maintenance obligations with respect to the Building Systems under clause (i) above, which assumption by Landlord shall be effective thirty (30) days after Landlord's receipt of such notice. If Landlord assumes such obligations, all costs incurred by Landlord in connection therewith shall be deemed Additional Charges payable by Tenant in accordance with Paragraph 4(c) [Additional Charges for Expenses and Taxes]. The Building shall at all times be maintained by Tenant in the condition of a first-class office building. Tenant's obligations under this Paragraph 9 include, without limitation, the replacement, at Tenant's sole cost and expense, of any portions of the Building which are not Landlord's express responsibility under Paragraph 9(a) [Landlord's Obligations], if it would be commercially prudent to replace, rather than repair, such portions of the Building, regardless of whether such replacement would be considered a capital expenditure; provided, however, that if Landlord has assumed Tenant's maintenance obligations for Building Systems pursuant to this Paragraph 9(b), any replacement of any portion of the Building Systems which would be considered a capital expenditure and which is made at least one (1) year after Landlord assumes such obligations shall be amortized over the useful life of the capital item in question in accordance with Paragraph 4(c)(1)(C) [Expenses]. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

                (c) TENANT'S OBLIGATIONS FOR STRUCTURAL MAINTENANCE. Notwithstanding the provisions of Paragraph 9(a) [Landlord's Obligations] and without limiting Tenant's other obligations hereunder, Tenant shall bear the full cost of structural repairs or maintenance to preserve the Building in good working order and condition, to the extent such structural repair and/or maintenance is required due to the following (except to the extent any claims arising from any of the following are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 13 [Waiver of Subrogation] or are otherwise provided for in Paragraph 22 [Damage and Destruction]): (i) the installation, use or operation of any Alterations or other modification to the Premises made by Tenant; (ii) the installation, use or operation of Tenant's property or fixtures; (iii) the moving of Tenant's property or fixtures in or out of the Building or in and about the Project; or
(iv) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees, or the particular use or particular occupancy or manner of use or occupancy of the Premises or Project by Tenant or any such person. In addition, if at any time during the Term Hazardous Substances are released, discharged, or disposed of on any portion of the Premises, or on any portion of the Project, by any of the Tenant Parties, in violation of Tenant's obligations hereunder, repairs of the plumbing to the point of entry into the Building shall be excluded from Landlord's obligations under Section 9(a). Tenant shall not cause or permit any disposal or release of Hazardous Substances into the plumbing systems at the Project. Any Alterations required for Tenant to comply with this Paragraph 9(c) shall be made in accordance with the provisions of Paragraph 8(d) [Requirements for Tenant Alterations].

                (d) MAINTENANCE SERVICE CONTRACTS. In connection with Tenant's maintenance and repair obligations contained in this Paragraph 9, Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance service contracts with maintenance contractors approved by Landlord, in its reasonable discretion, for servicing all hot and cold water, heating, air conditioning and electrical systems, elevators and equipment within the Building, and shall provide copies of such contracts to Landlord. At Landlord's option at any time in which Tenant is in default hereunder, maintenance service contracts shall be prepaid on an annual basis. Tenant will use commercially reasonable efforts to ensure that each maintenance service contract shall specifically name Landlord as a third party beneficiary, with the right to receive copies of all notices delivered under such contract and the ability to exercise Tenant's rights thereunder upon Tenant's default under this
Section 9 or upon Landlord's assumption of Tenant's maintenance obligations with respect to Building Systems pursuant to Paragraph 9(e) [Cure Rights], at Landlord's election.

                (e) CURE RIGHTS. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any failure to fulfill any of its obligations under this Paragraph 9; provided, however, that if such failure is curable but cannot be cured within such thirty
(30) day period, Tenant shall have such additional time as may be reasonably required to cure (not to exceed sixty (60) additional days, subject to delay by casualty, natural disaster, acts of the Government, labor strikes, or other similar causes outside the reasonable control of Landlord or Tenant, as applicable ("Force Majeure Events")) so long as Tenant commences such cure within the initial thirty (30) day period and diligently prosecutes such cure to completion. If Tenant fails to cure such failure as provided above, or in the event of an emergency which materially adversely affects the Project, Landlord may, at Landlord's election, cure such failure, at Tenant's cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as Additional Charges within thirty (30) days after submission of a bill or statement therefor. In addition, Landlord may elect, by delivery of written notice to Tenant, to assume Tenant's maintenance obligations with respect to the Building Systems under Paragraph 9(b)(i) [Tenant's Obligations] if Tenant does not cure any breach of such obligations. If Landlord assumes such obligations, all costs incurred by Landlord in connection therewith shall be deemed Additional Charges payable by Tenant in accordance with Paragraph 4(c) [Additional Charges for Expenses and Taxes]. The remedies described in this paragraph are cumulative and in addition to any other remedies Landlord may have at law or under this Lease.

                (f) NO LIABILITY OF LANDLORD. There shall be no abatement of Rent with respect to, and Landlord shall not be liable for any injury to or interference with Tenant's business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Project by any party, except as expressly and specifically provided in Paragraph 22; provided, however, that (i) Base Rent and Additional Charges may be abated during the period of any interference to Tenant's business which exceeds ninety (90) days, in proportion to the portion of the Premises Tenant is unable to use, only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Paragraph 12(e) [Landlord's Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (ii) subject to the limitations on Tenant's recourse against Landlord contained in Paragraph 21(d) [Tenant's Remedies], Landlord shall be liable for any actual damage to Tenant to the extent caused by Landlord's gross negligence or willful misconduct in connection with any such repairs, maintenance, alteration or improvement.

        10. LIENS. Tenant shall keep the Premises and Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. If Tenant does not, within thirty (30) days following the imposition of any such lien, cause it to be released of record by payment or posting of a proper bond (or such shorter period of time as may be required to avoid a default under any Mortgage), Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause it to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All sums paid and expenses incurred by Landlord in connection therewith shall be considered Additional Charges and shall be payable to Landlord by Tenant on demand, with interest at the Default Rate. Landlord shall have the right at all times to post and keep posted on the Premises and Project any notices permitted or required by law or by any Mortgagee, for the protection of Landlord, any Mortgagee, the Premises, the Building, the Land, the Project, and any other party having an interest therein, from mechanics' and materialmen's liens. Tenant shall give Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises. This Paragraph 10 shall survive any termination of this Lease.

        11.     ASSIGNMENT AND SUBLETTING.

                (a) RESTRICTION ON ASSIGNMENT AND SUBLEASING. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (collectively, "Sublease"), without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed by Landlord; provided, however, that Landlord may withhold its consent, in its sole discretion, to any assignment of less than the entire Lease, or any sublease which would result in more than two (2) occupants (including Tenant and any subtenants or other occupants) on any floor in the Building. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not reasonably acceptable to Landlord or any Mortgagee, or (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the allowed Tenant's Use of the Premises as described in the Basic Lease Information or, in Landlord's judgment, would require or result in presence of Hazardous Substances on the Premises and/or Project in excess of those described in Paragraph 40(d) [Hazardous Substance Liability; Tenant's Covenants], such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Paragraph 11.

                (b) REQUIRED NOTICE. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord containing (i) the name of the proposed assignee, subtenant or occupant; (ii) a description of the proposed assignee's, subtenant's, or occupant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

                (c)     LANDLORD'S RESPONSE TO PROPOSED ASSIGNMENT. Within ten
(10) business days after Landlord's receipt of the notice specified in Paragraph 11(b) [Required Notice] with respect to an Assignment of Tenant's interest under this Lease, Landlord may by written notice to Tenant elect to (i) terminate this Lease, (ii) consent to the Assignment, or (iii) disapprove the Assignment. Notwithstanding anything in this Paragraph 11(c) to the contrary, Landlord shall not have the right to terminate this Lease in connection with any "Permitted Transfer" (as defined below).

                (d)     LANDLORD'S RESPONSE TO PROPOSED SUBLEASE. Within ten
(10) business days after Landlord's receipt of the notice specified in Paragraph 11(b) [Required Notice] with respect to a Sublease, Landlord may by written notice to Tenant elect to (i) consent to the Sublease; or (ii) disapprove the Sublease. Notwithstanding anything in this Paragraph 11(d) to the contrary, Landlord shall not have the rights set forth in (i) and (ii) of this Paragraph 11(d) in connection with any Sublease to a "Strategic Partner" (as defined below) in compliance with Paragraph 11(h) [Strategic Partners].

                (e) BONUS RENT. If Landlord consents to any Assignment or Sublease pursuant to Paragraph 11(c) [Landlord's Response To Proposed Assignment] or Paragraph 11(d) [Landlord's Response To Proposed Sublease], Tenant may within one hundred twenty (120) days after Landlord's consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 11(b) [Required Notice]. However, fifty percent (50%) of any rent or other consideration realized by Tenant under any such Assignment or Sublease in excess of the Base Rent and Additional

Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment) shall be paid to Landlord, after deducting therefrom the unamortized value of Alterations installed by Tenant which are located on the portion of the Premises subject to such Sublease or Assignment as of the effective date of such Assignment or Sublease which are attributable to and allocated in equal installments over the term of the Sublease or Assignment, determined by assuming a useful life equal to fifteen
(15) years and amortization on a straight line basis (without interest), and after deducting therefrom any customary brokers' commissions that Tenant has incurred in connection with such Assignment or Sublease amortized on a straight line basis (without interest) over the term of the Sublease or Assignment. In such event, Tenant shall deliver evidence of the cost of the Alterations, which shall be acceptable to Landlord in its reasonable discretion, for Landlord's use as the basis for calculating the value of the Alterations for purposes of this Paragraph 11(e). Failure by Landlord to either consent or refuse such consent to a proposed Assignment or Sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord's consent thereto.

                (f) EFFECT OF TRANSFER. Landlord's consent to any Assignment or Sublease shall not relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. Landlord's consent to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 11 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Base Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

                (g) PERMITTED TRANSFER. The following shall be deemed a voluntary Assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer of stock to one person or entity possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 11, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent: (1) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization, so long as immediately following such transaction the surviving corporation has a net worth, and cash, cash equivalents or third party marketable securities with liquidity of 90 to 360 days (collectively, "Liquid Assets"), equal to or greater than the net worth and Liquid Assets of Tenant as of both the execution of this Lease and the Occupancy Date; (2) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as immediately following such transaction such acquiring corporation has a net worth and Liquid Assets that are equal to or greater than the net worth and Liquid Assets of Tenant as of both the date of execution of this Lease and the Occupancy Date; and (3) Tenant may sublet a portion of the Premises to Vivus, Inc.

                (h) STRATEGIC PARTNERS. Tenant may Sublease portions of the Premises to Tenant's Strategic Partners (as defined below) without Landlord's prior consent, subject to the following conditions: (1) after any such Sublease, Tenant shall continue to directly occupy at least eighty percent (80%) of the Rentable Area in the Premises; and (2) Tenant shall provide Landlord with written notice at least thirty (30) days' prior to any such Sublease including the name of the Strategic Partner, the location of the subleased space, the name and address of the Strategic Partner's agent for service of process and delivery of notices under this Lease, and a certification by an officer of Tenant that the subtenant is a "Strategic Partner" as defined in this Paragraph 11(h). Any Strategic Partner subleasing a portion of the Premises shall maintain an agent for service of process and notice, and notify Landlord of any changes in such agent, at all times during the term of such sublease. The term "Strategic Partner" shall refer to any entity (i) in which Tenant holds an ownership interest of at least ten percent (10%), (ii) that is engaged in a business which Tenant believes to be of strategic importance to its own business, and (iii) that Tenant determines, in its reasonable business judgment, would benefit Tenant's business by conducting its own business within Tenant's Premises.

                (i) ASSUMPTION BY TRANSFEREE. Each assignee, sublessee or other transferee, other than Landlord, shall assume all obligations of Tenant arising after the date of the transfer under this Lease, as provided in this Paragraph 11(i), and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease and shall only be required to perform those obligations under the Lease to the extent that they relate to the portion of the Premises subleased or interest in the Lease assigned. Any Sublease or Assignment shall expressly provide that if this Lease terminates, the subtenant or assignee will attorn to and become the tenant of the Landlord at the option of Landlord if Landlord elects to recognize such assignment or sublease upon such termination. No Assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 11(i), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

                (j) EFFECT ON EXTENSION OPTION. Notwithstanding any other provision of this Lease, Tenant may not enter into any Sublease (including, without limitation, a Sublease to a Strategic Partner or an affiliate) with a term which exceeds the Expiration Date unless (i) the conditions to Tenant's right to extend the Term contained in Paragraph 43 [Option to Renew] have been met at the commencement of such Sublease, and (ii) Tenant delivers its Exercise Notice pursuant to Paragraph 43 [Option to Renew] at or prior to the commencement of the Sublease.

                (k) ASSIGNMENT TO AFFILIATES. Tenant shall have the right, without Landlord's consent but with written notice to Landlord at least thirty
(30) days prior thereto, to enter into an Assignment of Tenant's interest in the Lease or a Sublease of all or any portion of the Premises to an Affiliate (as defined below) of Tenant, and any such Assignment or Sublease shall be a "Permitted Transfer", provided that (i) the Affiliate delivers to the Landlord concurrent with such Assignment a written notice of the Assignment and an assumption agreement whereby the affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations, and provisions of this Lease, (ii) the entity remains an Affiliate throughout the term of this Lease, and (iii) on the effective date of the Sublease or Assignment, such Affiliate has a net worth and Liquid Assets that are equal to or greater than the net worth and Liquid Assets of Tenant as of both the date of execution of this Lease and the Occupancy Date. No Sublease or Assignment by Tenant made pursuant to this Paragraph shall relieve Tenant of Tenant's obligations under this Lease. As used in this paragraph, the term "Affiliate" shall mean and collectively refer to a corporation or other entity which controls, is controlled by or is under common control with Tenant, by means of an ownership of either (aa) more than fifty percent (50%) of the outstanding voting shares of stock or (bb) stock or partnership interests which provide the right to control the operations, transactions and activities of the applicable entity.

        12.     INSURANCE AND INDEMNIFICATION.

                (a) RELEASE OF LANDLORD. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises or Project by or from any cause whatsoever (other than the gross negligence or willful misconduct of Landlord or its agents, servants, contractors or employees (collectively, including Landlord, "Landlord Parties")), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, or other portion of the Building, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Project or any part thereof (other than that caused by the gross negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover, and Landlord shall not be responsible for, loss of income to Tenant or damage to the Alterations in the Premises installed by Tenant or Tenant's personal property located within the Premises. Tenant shall be required to maintain the insurance described in Paragraph 12(c) [Tenant's Insurance Requirements] below during the Term. In the event of a discrepancy between the terms of this paragraph and the terms of Paragraph 40 [Hazardous Substance Liability], the later shall control. Nothing in this Paragraph is intended to nor shall it be deemed to override the provisions of Paragraph 13 [Waiver of Subrogation].

                (b) TENANT INDEMNITY. Except to the extent caused by the gross negligence or willful misconduct of the Landlord Parties, Tenant shall indemnify and hold the Landlord Parties harmless from and defend the Landlord Parties against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in or on the Premises. Tenant further agrees to indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work or business of Tenant, its agents, servants, employees, or invitees (collectively, including Tenant, "Tenant Parties"), in or about the Project.

                (c) TENANT'S INSURANCE REQUIREMENTS. Tenant shall procure at its cost and expense and keep in effect during the Term the following insurance:

                        (i) A policy of Commercial General Liability insurance written on an occurrence form insuring Landlord, any Mortgagee and Tenant against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises and as appurtenant thereto. Such insurance shall provide $3,000,000 combined single limit for bodily injury and property damage. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes. Tenant may carry said insurance under a blanket policy so long as "per location" liability aggregate limit is maintained, satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein and certificates evidencing the existence and amounts of such insurance which name Landlord and any Mortgagee as additional insured with evidence satisfactory to Landlord of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days' prior written notice to Landlord. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant's property within the Premises and that Tenant shall be responsible, at Tenant's sole cost and expense, for providing insurance coverage for Tenant's movable equipment, furnishing, trade fixtures and other personal property in or upon the Premises and for any alterations, additions or improvements to or of the Premises or any part thereof made by Tenant, in the event of damage or loss thereto from any cause whatsoever.

                        (ii) Business interruption and extra expense insurance, insuring Tenant against losses arising from the interruption of Tenant's business, and for lost profits, and charges and expenses which continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form as is reasonably satisfactory to Landlord, in an amount up to One Million Dollars ($1,000,000). Such insurance should be on an agreed amount basis with no coinsurance payable.

                        (iii) Tenant shall maintain a policy or policies of fire and property damage insurance in "special" (also known as "all risk") form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and if applicable boiler and machinery, within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

                        (iv) Tenant shall also maintain a policy or policies of workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws.

Insurance required under this Paragraph 12(c) shall be in companies rated "A" X or better in "Best's Insurance Guide." Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Occupancy Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within fifteen (15) days after delivery to Tenant of bills therefor.

                (d) SURVIVAL. The provisions of this Paragraph 12 shall survive the expiration or termination of this Lease with respect to any claims or liability arising out of events occurring prior to such expiration or termination.

                (e) LANDLORD'S INSURANCE OBLIGATIONS. Landlord shall purchase and keep in force a policy or policies of liability, fire and property damage insurance including provision for the payment of deductibles and pre-payment for coverage, up to one year, covering loss or damage to the Premises and Project in the amount of the full replacement value thereof, insuring direct physical loss or damage included within the "special form" classification of coverage and flood and earthquake insurance, if available, plus a policy of rental income insurance in the amount of twelve (12) months Base Rent and Additional Charges (or such longer time as any Mortgagee may require). Tenant shall pay to Landlord the cost of such policy or policies of insurance pursuant to Paragraph 4(c) [Additional Charges for Expenses and Taxes]. If such insurance cost is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises or the Project. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so; provided, however, that such coverages shall not be voluntarily reduced by Landlord without Tenant's prior consent.

        13. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, successors, contractors, subcontractors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, or (iii) which would normally be covered by the standard ISO "special" form of casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain, and shall cause their respective contractors and subcontractors to obtain, from their respective insurers under all policies of fire, theft and other property insurance maintained by either of them at any time during the Term insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

        14.     SERVICES AND UTILITIES.

                (a) LANDLORD'S RESPONSIBILITY. Landlord shall provide the maintenance and repairs described in Paragraph 9(a) [Maintenance and Repairs; Landlord's Obligations], except for damage caused by the acts or omissions of the Tenant Parties, which damage shall be repaired by Landlord at Tenant's expense.

                (b) TENANT'S RESPONSIBILITY. Subject to the provisions elsewhere herein contained and to the Rules and Regulations, Tenant shall be responsible for arranging for, and direct payment of any and all cost of, garbage pickup, recycling, janitorial, security, landscape maintenance within the Premises, transportation management programs (including any commuter shuttle program required under the City of Mountain View Transit Zone), water, electricity, gas, telephone, cable and digital communications equipment, and any and all other utilities and services, and Tenant shall provide the maintenance, repair and replacement of Building Systems in connection with such utilities and services as described in Section 9(b) [Repair and Maintenance; Tenant's Obligations]. Landlord shall cooperate with Tenant's efforts to arrange all such services. If Landlord assumes Tenant's maintenance obligations with respect to the Building Systems pursuant to Paragraph 9(e) [Cure Rights], Tenant shall cooperate fully with Landlord and abide by all the reasonable regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building Systems.

                (c) NO EXCESSIVE LOAD. Tenant will not without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on any Building or its structure or systems.

                (d) NO LIABILITY OF LANDLORD. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of, (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Force Majeure Events, or by the making of repairs or improvements to the Project or any portion thereof which are the responsibility of Landlord under this Lease; or
(iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Project; provided, however, that (aa) Base Rent and Additional Charges may be abated during the period of any total interruption of utilities or services to the

Premises which exceeds thirty (30) days only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Paragraph 12(e) [Landlord's Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (bb) subject to the limitations on Tenant's recourse against Landlord contained in Paragraph 21(d) [Tenant's Remedies], Landlord shall be liable for any actual damage to Tenant's property to the extent caused by Landlord's gross negligence or willful misconduct in connection with the failure to furnish or delay in furnishing any services to be provided by Landlord. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing consumption of energy or other resources, so long as Tenant's use of the Premises is not unreasonably impaired thereby.

        15. TENANT'S CERTIFICATES. Tenant, at any time and from time to time, within ten (10) days after written request from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or any other party acquiring an interest in Landlord, a certificate of Tenant substantially in the form attached as Exhibit "C", or in such other commercially reasonable form as may be requested by any Mortgagee, prospective purchaser or lessor. The certificate may also contain any other information reasonably required by any such persons. It is intended that any certificate of Tenant delivered pursuant to this Paragraph 15 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or such other party. If requested by Tenant, Landlord shall provide Tenant with a similar certificate.

        16. HOLDING OVER. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant's holding over shall be the greater of the then-fair market rent for the Premises (as reasonably determined by Landlord) or one hundred twenty-five percent (125%) of the Monthly Base Rent payable in the last full month prior to the termination hereof (and shall be increased in accordance with Paragraph 4(b) [Adjustments in Base Rent]). In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the Tenant's retention of possession. Landlord's acceptance of Rent after such termination shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant acknowledges that, in Landlord's marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant's vacation of the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any loss, cost or damages suffered by any prospective tenant of all or any part of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises.

        17. SUBORDINATION. Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases that may now exist or hereafter be executed affecting any portion of the Premises or Project; and (ii) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which any portion of the Premises or Project or any ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security (any such lien being herein defined as a "Mortgage" and the holder of any Mortgage being a "Mortgagee"). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any Mortgage to this Lease. If any ground lease or underlying lease terminates, or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made, for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Notwithstanding anything to the contrary contained herein, this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, Mortgage, or other security interest affecting the Premises, and Tenant shall not attorn to the ground lessor, Mortgagee or other holder of the interest to which this Lease would be subordinated unless such ground lessor, Mortgagee or holder executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant shall execute and deliver upon demand by Landlord, and in the form attached hereto as Exhibit "I", or in such other form as may be requested by Landlord or any Mortgagee and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage. Tenant shall execute, deliver and authorize recordation of any such documents within twenty (20) days after Landlord's written request.

        18. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "D" and all reasonable nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"), provided such rules and regulations do not unreasonably interfere with Tenant's use of the Premises as contemplated by this Lease. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

        19. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times have the right to re-enter the Premises upon reasonable prior notice (except in the case of an emergency), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, to inspect the same; to supply any service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service); to show the Premises to prospective purchasers, Mortgagees or tenants (as to prospective tenants other than prospective tenants of any recaptured space, only during the last eighteen
(18) months of the initial Term or the last twenty-four (24) months of any Extension Term); to post notices of nonresponsibility; to alter, improve or repair the Premises and any portion thereof as required or allowed by this Lease or by law (and Landlord may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed); and to take, or allow other parties to take, any actions contemplated by the CC&Rs. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's or any third party's (including without limitation pursuant to the CC&Rs) entry and acts pursuant to this Paragraph 19 unless caused by Landlord's gross negligence or willful misconduct. Tenant shall not be entitled to an abatement or reduction of Base Rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent caused by Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall have the right to use any and all means which Landlord reasonably determines are necessary or proper to open doors on the Premises in an emergency in order to obtain entry to any portion of the Premises. Any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use best efforts during re-entry to not unreasonably interfere with Tenant's use of the Premises or its business conducted therein.

        20. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings (each of the foregoing, an "Insolvency Proceeding"), whether now existing or hereafter amended or enacted, shall, at Landlord's option, constitute a breach of this Lease by Tenant, unless a petition in bankruptcy, receiver attachment, or other remedy pursued by a third party is discharged within sixty (60) days. Upon the happening of any such event (including the expiration of such 60 day period, if applicable) or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law (except as provided in Paragraph 11 [Assignment and Subletting]) or by voluntary or involuntary bankruptcy proceedings or otherwise. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

        21.     DEFAULT.

                (a) TENANT'S DEFAULT. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a "default" hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of three (3) business days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any default in the payment of Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice more than twice during any four (4) year period during the Term with respect to non-payment of Base Rent or Additional Charges, the third such non-payment constituting default without requirement of notice. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any other curable default under this Lease; provided, however, that with respect to any curable default other than the payment of Base Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof; provided that such cure period shall in no event extend beyond ninety
(90) days (subject to delay by Force Majeure Events) after Landlord's notice. Notwithstanding the foregoing, if a shorter cure period is specified elsewhere in this Lease with respect to any specific obligation of Tenant, such shorter cure period shall apply with respect to a default of such obligation.

                (b) LANDLORD'S REMEDIES. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

                        (1) The rights and remedies provided by California Civil Code, Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

                        (2) The rights and remedies provided by California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

                        (3) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

                        (4) If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property, and to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

                (c) LANDLORD'S DEFAULT. Landlord shall have a period of thirty (30) days from the date of written notice from Tenant to cure any default by Landlord under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty
(30) days from Tenant's notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee. If Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days (provided that Tenant notifies Mortgagee concurrently with Tenant's notice to Landlord at the beginning of Landlord's thirty (30) day period; otherwise Mortgagee shall have thirty (30) days from the later of the date on which it is noticed and the expiration of Landlord's cure period) within which to cure such default. If such default cannot be cured by Mortgagee within the cure period, Tenant may not exercise any of its remedies so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

                (d) TENANT'S REMEDIES. Subject to Paragraph 3(f) [Exclusive Remedies], if any default hereunder by Landlord is not cured within the applicable cure period provided in Paragraph 21(c) [Landlord's Default], Tenant's exclusive remedies shall be an action for specific performance or action for actual damages. Tenant hereby waives the benefit of any laws granting it (A) the right to perform Landlord's obligation, or (B) the right to terminate this Lease or withhold Rent on account of any Landlord default. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any Mortgage (excluding any Mortgage which was created as part of an effort to defraud creditors, i.e. a fraudulent conveyance); provided, however that any such judgement and any such levy of execution thereon shall not be subject or subordinated to any Mortgage that is created or recorded in the Official Records of Santa Clara County after the date of the judgement giving rise to such lien.

        22.     DAMAGE AND DESTRUCTION

                (a) RESTORATION. Subject to the termination rights set forth in Paragraphs 22(c) [Casualty at End of Term] and Paragraph 22(d) [Mutual Termination Option], if the Premises or any portion thereof are damaged or destroyed by fire or other casualty, Tenant will promptly give written notice thereof to Landlord, and:

                        (1) Tenant, at Tenant's sole cost and expense, and pursuant to the provisions of Paragraph 8 [Alterations], as applicable, will promptly repair, restore and rebuild any Alterations as nearly as possible to the condition they were in immediately prior to such damage or destruction or with such changes or alterations as may be made pursuant to Paragraph 8 [Alterations]; and

                        (2) to the extent that any such damage or destruction affects the Base Building, Landlord shall repair the same at Landlord's cost.

                (b) INSURANCE PROCEEDS. Subject to the provisions of Paragraphs 22(e) [Destruction Where No Proceeds Are Available] and 22(f) [Proceeds Upon Termination], all insurance proceeds recovered by the Landlord on account of such damage or destruction, less the cost, if any, to the Landlord of such recovery shall be applied by Landlord toward any repair to the Base Building as may be required hereunder. The amount of available insurance proceeds shall not limit Tenant's or Landlord's obligation to repair, restore and rebuild any Alterations and the Base Building, respectively, in accordance with this Paragraph 22.

                (c) CASUALTY AT END OF TERM. Notwithstanding anything to the contrary contained in this Lease, if, during the twelve (12) months prior to the expiration of the Term, the entire Building or a substantial portion thereof is damaged or destroyed by fire or other casualty, either Tenant or Landlord shall have the option to terminate this Lease as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction, in which event the Landlord shall make a proportionate refund to the Tenant of such Rent as may have been paid in advance. For the purposes of this paragraph, a "substantial portion" of the Building shall mean twenty percent (20%) or more of the Rentable Area thereof. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Paragraph 22(a) [Restoration].

                (d) MUTUAL TERMINATION OPTION; INSURED CASUALTY. Notwithstanding anything to the contrary contained herein (but subject to Paragraph 22(e) below), if at any time during the Term the Base Building shall be damaged or destroyed to the extent that it cannot be reconstructed within twelve (12) months following the date such reconstruction is commenced, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by written notice to the other party. Within forty-five (45) days after any damage or destruction described in this Paragraph 22(d), Landlord shall notify Tenant whether or not in Landlord's reasonable opinion (supported by reasonable written confirmation from a third party architect or general contractor) such reconstruction can be made within twelve
(12) months after the date of such damage, and if reconstruction cannot be made within twelve (12) months, whether or not Landlord elects to terminate the Lease. If Tenant is so notified, but Landlord does not elect to terminate, Tenant may terminate this Lease as of the date of such damage or destruction by written notice to Landlord given within forty-five (45) days after receipt of Landlord's notice. If Tenant disputes Landlord's determination that such reconstruction can be completed within twelve (12) months, Tenant shall so notify Landlord within forty-five (45) days after receipt of Landlord's notice (supported by reasonable written confirmation from a third party architect or general contractor backing Tenant's assertions), and if the parties are unable to reach agreement within the ten (10) day period after Landlord's receipt of Tenant's notice, either party may submit such dispute to arbitration pursuant to Paragraph 41 [Arbitration of Disputes], provided that Landlord may, at its sole election (but shall not be obligated to), commence reconstruction of the Base Building while such arbitration proceedings are pending. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Paragraph 22(a) [Restoration].

                (e) DESTRUCTION WHERE NO PROCEEDS ARE AVAILABLE. In the event of a total or partial destruction of the Building (i) by a casualty of a type not required to be insured against by Landlord under the terms of this Lease, or (ii) under circumstances where Landlord has been required by any Mortgagee to utilize substantially all of the insurance proceeds to pay down the Mortgage, which destruction exceeds five percent (5%) of the replacement cost of the Base Building, this Lease shall automatically terminate, unless (x) Landlord elects to reconstruct the Base Building, and (y) the damage can be reconstructed within twelve (12) months following commencement of reconstruction (determined as provided above). If Landlord elects to reconstruct, the cost incurred by Landlord for such reconstruction shall be amortized over the useful life of the Base Building and such amortization shall be reimbursed by Tenant to Landlord as an Additional Charge together with interest at the Interest Rate; provided, however, that Tenant shall not be obligated to pay for any portion of the useful life of the Base Building which extends beyond the Expiration Date.

                (f) PROCEEDS AND PAYMENTS UPON TERMINATION. If this Lease is terminated under Paragraph 22(c) [Casualty at End of Term] or Paragraph 22(d) [Mutual Termination Option; Insured Casualty], Landlord shall be entitled to retain any and all insurance proceeds arising out of the damage or destruction, except for proceeds of any policies carried by Tenant and specifically covering its Alterations, personal property, equipment and trade fixtures. Upon any termination, Tenant shall assign all of its rights to any insurance proceeds to which it is entitled (except any portion specifically compensating Tenant for the loss of its Alterations, personal property, equipment and trade fixtures) to Landlord and shall pay to Landlord the amount of any deductible under any insurance policy attributable to the casualty resulting in such termination.

                (g) RENT ABATEMENT. In the event of an insured casualty, the Base Rent and Additional Charges during the period from the date of the damage or destruction until completion of the restoration, repair, replacement or rebuilding shall be abated by an amount that is in the same ratio to the Base Rent and Additional Charges as the area of the Premises rendered unusable for the permitted use hereunder bears to the area of the Premises prior to the damage or destruction, but only to the extent of the amount of proceeds payable to Landlord (taking into account any applicable waiting period or deductibles) under the rental interruption insurance required to be carried by Landlord pursuant to Paragraph 12(e) [Landlord's Insurance

Obligations].

                (h) WAIVER OF STATUTORY PROVISIONS. Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California, or any similar laws now or hereafter in effect, that would relieve the Tenant from any obligation to pay Rent under this Lease due to any damage or destruction.

        23.     EMINENT DOMAIN.

                (a) ENTIRE BUILDING. If the entire Building is taken or appropriated under the power of eminent domain or conveyed in lieu thereof (any such event, a "Taking"), (i) this Lease and all right, title and interest of the Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Taking, and (ii) the Base Rent and Additional Charges payable shall be apportioned as of the date of such vesting.

                (b) PARTIAL BUILDING; TERMINATION. If there is a Taking of less than the entire Building, this Lease shall terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking, and if, but only if, such Taking is so extensive that it renders the remaining portion of the Building unsuitable for the use being made of the Building on the date immediately preceding such Taking, either the Tenant or the Landlord may terminate this Lease by written notice to the other party not later than thirty
(30) days after the date of such vesting, specifying as the date for termination a date not later than thirty (30) days after such notice. On the date specified in such notice, (i) the term of this Lease and all right, title and interest of Tenant hereunder shall cease, and (ii) the Base Rent and Additional Charges shall be apportioned as of the date of such termination.

                (c) PARTIAL BUILDING; RESTORATION. If there is a Taking of less than the entire Building and this Lease is not terminated with respect to the Building as provided in (b) above, this Lease shall terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking. In any such case, Landlord shall restore the Base Building Improvements for the portion of the Building continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations installed on the Premises by or at the expense of Tenant. Tenant shall, at Tenant's sole cost and expense, promptly and pursuant to the provisions of Paragraph 8 [Alterations], restore those portions of the Alterations not so taken. Thereafter, the Base Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that the portion of the Building not so taken bears to the total area of the Building prior to such Taking.

                (d) END OF TERM TAKING. If, during the twelve (12) months prior to the expiration of the Term, there is a Taking of a portion of the Building, both Landlord and Tenant shall have the option, exercisable by written notice to the other party given within thirty (30) days after such vesting of title, of terminating this Lease as of the date of vesting of title pursuant to the Taking, in which event Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Rent that has been paid in advance.

                (e) TAKING OF PROJECT. If there is a Taking of any portion of the Project other than the Premises which causes the Premises to violate parking requirements, building setbacks or access requirements under any applicable Laws, Landlord shall cure such non-compliance by any reasonable means. If Landlord determines that such violation is not curable by reasonable means, or if Landlord fails to commence such cure within sixty (60) days after such Taking, both Landlord and Tenant shall have the option, exercisable by written notice to the other party, of terminating this Lease as of the date of vesting of title pursuant to the Taking, in which event Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Rent that has been paid in advance.

                (f) AWARD. Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with any Taking, whether partial or total, and whether or not either Landlord or Tenant exercises any right it may have to terminate this Lease. Tenant shall have no claim against Landlord for any part of such sum paid by virtue of the Taking, whether or not attributable to the value of the unexpired term of this Lease, except that Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized cost of any Alterations paid for by Tenant which Tenant is required to remove upon termination of the Lease; (ii) the value of Tenant's trade fixtures; (iii) Tenant's relocation costs; and (iv) Tenant's goodwill, loss of business and business interruption.

                (g) TEMPORARY TAKING. Notwithstanding anything to the contrary contained in this Paragraph 23, if there is a Taking of the temporary use or occupancy of any part of the Premises during the Term, this Lease shall be and remain unaffected by such Taking and Tenant shall continue to pay in full all Base Rent and Additional Charges payable hereunder by Tenant during the Term. In such event, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. Notwithstanding the foregoing, if Landlord determines in its reasonable judgment that any Taking of the temporary use or occupancy of any part of the Premises will continue until the end of the Term, either party may elect to terminate this Lease by written notice to the other party at any time after Landlord has made such determination and delivered written notice thereof to Tenant, and Landlord shall be entitled to receive the entire award for the Taking, except for that portion which represents compensation for the use or occupancy of the Premises during the period of time prior to such termination.

                (h) WAIVER OF STATUTORY PROVISIONS. Landlord and Tenant understand and agree that the provisions of this Paragraph 23 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, the parties each hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

        24. SALE BY LANDLORD. If Landlord sells or otherwise conveys its interest in all or any portion of the Premises, Landlord shall be relieved of its obligations under the Lease with respect to the conveyed portion from and after the date of sale or conveyance only when Landlord transfers the proportionate amount of any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer, whereupon Tenant shall attorn to such successor.

        25. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Base Rent or Additional Charges. If Tenant defaults in the payment of any sum of money, other than Base Rent or Additional Charges, required to be paid by it hereunder or fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord (or such longer period as noted in Paragraph 9(e)[Cure Rights] or Paragraph 21(a) [Tenant's Default], except in the event of emergency), Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease without waiving or releasing Tenant from any obligations of Tenant. All sums so paid by Landlord and all reasonable and necessary incidental costs incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand as Additional Charges.

        26.     OWNERSHIP OF IMPROVEMENTS; SURRENDER OF PREMISES.

                (a) OWNERSHIP OF ALTERATIONS. Any Alterations constructed on or affixed to the Premises by or on behalf of Tenant pursuant to the terms and conditions of this Lease, except for Tenant's movable furniture and equipment, trade fixtures and Alterations which can be removed without damage to the Premises, shall become Tenant's property upon their completion, shall remain Tenant's property throughout the Term of this Lease and shall become Landlord's property upon the expiration or earlier termination of this Lease to the extent they are not required or permitted to be removed by Tenant pursuant to the terms of this Lease.

                (b) DELIVERY AND RESTORATION OF PREMISES. At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions thereon (including, without limitation, the Alterations which Landlord does not require Tenant to remove pursuant to Paragraph 8 [Alterations]), in the same condition as received or first installed subject to normal wear and tear but in the condition described on Exhibit "E" attached hereto, subject to the terms of Paragraph 23 [Eminent Domain] and the rights and obligations of Landlord and

Tenant concerning casualty damage pursuant to Paragraph 22 [Damage and Destruction]. Tenant may, upon the termination of this Lease, remove all movable furniture, trade fixtures and equipment belonging to Tenant which is not an integral part of any Building System, at Tenant's sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. In addition, Tenant shall remove and/or reconfigure, at Tenant's sole cost and with all due diligence, any or all Alterations to the Premises installed by or at the expense of Tenant which Tenant is required to remove and/or reconfigure under Paragraph 8 [Alterations] of this Lease.

                (c) NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

        27. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Base Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Base Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

        28. NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail (return receipt requested), reputable overnight carrier, or delivered personally, (i) to Tenant at Tenant's address set forth in the Basic Lease Information; or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph
28. Any bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made.

        29. TAXES PAYABLE BY TENANT. Prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

        30. ABANDONMENT. Tenant shall not abandon the Premises and cease performing its financial and maintenance obligations under this Lease at any time during the Term. If Tenant abandons and ceases performing its financial and maintenance obligations under this Lease, or surrenders the Premises or is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to the contrary contained herein, Tenant may not vacate the Premises if such would result in a termination of Landlord's insurance. Upon Tenant's request, Landlord will ask its insurer if such vacation of the Premises would result in termination of its current insurance policy. Solely for purposes of this Paragraph 30, Tenant shall not be deemed to have abandoned the Premises solely because Tenant is not occupying the Premises.

        31. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraphs 11 [Assignment and Subletting] and 24 [Sale by Landlord], the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

        32. ATTORNEY'S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Base Rent or Additional Charges or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

        33. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

        34.     SECURITY DEPOSIT.

                (a) LETTER OF CREDIT. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable letter of credit, in the amount of One Million Dollars ($1,000,000), issued by a financial institution acceptable to Landlord in the form attached hereto as Exhibit "F", with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter (the "Letter of Credit"). Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth
(60th) day after the Expiration Date or other termination of this

Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant's obligations to repair, replace or maintain the Premises. The Letter of Credit shall provide thirty (30) days' prior written notice to Landlord of cancellation or material change thereof, and shall further provide that, in the event of any nonextension of the Letter of Credit at least thirty (30) days prior to its expiration, the entire face amount shall automatically be paid to Landlord, and Landlord shall hold the funds so obtained as the security deposit required under this Lease. If for any reason such automatic payment does not occur in the event of a nonextension at least thirty (30) days prior to expiration, Landlord shall be entitled to present its written demand for payment of the entire face amount of the Letter of Credit, and the funds so obtained shall be held as provided above. Any unused portion of the funds so obtained by Landlord shall be returned to Tenant upon replacement of the Letter of Credit or deposit of cash security in the full amount required hereunder. If Landlord uses any portion of the cash security deposit to cure any default by Tenant hereunder, Tenant shall replenish the security deposit to the original amount within ten (10) days of notice from Landlord. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall keep any cash security funds separate from its general funds, and shall invest such cash security at Tenant's reasonable direction, and any interest actually earned by Landlord on such cash security shall be paid to Tenant quarterly. If an event of default occurs under this Lease, or if Tenant is the subject of an Insolvency Proceeding, Landlord may present its written demand for payment of the entire face amount of the Letter of Credit and the funds so obtained shall become due and payable to Landlord. Landlord may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such event of default, and any remaining funds shall be held as a cash security deposit.

                (b) ANNUAL REDUCTION OF LETTER OF CREDIT. The face amount of the Letter of Credit may be reduced on each of the third through eighth anniversaries of the Rent Commencement Date in the amount of One Hundred Forty-Three Thousand Dollars ($143,000), and on the ninth anniversary of the Rent Commencement Date in the amount of One Hundred Forty-Two Dollars ($142,000), so long as (i) Tenant is not in default (and no event has occurred which, with the passage of time or giving of notice or both, would constitute a default) under the Lease on such anniversary date, and (ii) Landlord has not delivered a notice of default to Tenant hereunder during the previous calendar year, regardless of whether such default was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of default relating to a non-monetary default which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered for purposes of determining whether such condition has been met.

                (c) RETURN OF LETTER OF CREDIT. The Letter of Credit shall be returned to Tenant, and Tenant's obligation to provide a security deposit to Landlord under this Paragraph 34 shall terminate, at any time after the third
(3rd) anniversary of the Rent Commencement Date when Tenant can establish to Landlord's reasonable satisfaction that as of the end of any fiscal year of Tenant following the third anniversary of the Rent Commencement Date, Tenant has (i) annual net income in excess of Twenty-Five Million Dollars ($25,000,000) for the previous two consecutive years, (ii) shareholder equity in excess of One Hundred Fifty Million Dollars ($150,000,000), and (iii) cash and cash equivalents in excess of Fifty Million Dollars ($50,000,000), all as determined in accordance with GAAP and as reflected on certified, audited financial statements.

                (d) SUBSTITUTION OF CASH COLLATERAL. In lieu of, or in replacement of, the Letter of Credit, Tenant may deliver to Landlord at any time during the Term a cash deposit in the face amount required of the Letter of Credit, provided that Landlord shall have no additional liability or reduced benefits from that which Landlord would have if Tenant provided a Letter of Credit. All terms, conditions and requirements with respect to the Letter of Credit contained in this Paragraph 34, including, without limitation, application of proceeds, reduction of amount, return of deposit, and investment requirements for cash collateral, shall apply to any such cash collateral.

                (e) CONVERSION OF DEPOSIT TO LOAN. Landlord and Tenant acknowledge and agree that, if Tenant defaults under this Lease and fails to fully cure such default within the applicable cure period and Landlord elects to pursue its remedies under California Civil Code Section 1951.2 or under this Lease to terminate this Lease (any such event, a "Landlord Action"), (i) Landlord will incur certain damages, costs and expenses, including, without limitation, marketing costs, commissions, relocation costs, tenant improvement costs, and carrying costs in connection with releasing the Premises, in addition to the other damages, costs and expenses Landlord may incur as a result of such default and/or other defaults under this Lease (all of the foregoing collectively, "Default Damages"); (ii) Landlord has no assurance of a source of funds to cover such Default Damages other than the proceeds of the Letter of Credit (or cash collateral); and (iii) the proceeds of the Letter of Credit (or cash collateral) should be available to Landlord to apply to Default Damages, even if the amount thereof exceeds that amount to which Landlord is ultimately determined to be entitled under this Lease and pursuant to applicable law. Accordingly, at Landlord's sole election, Landlord shall be entitled to draw the full amount of the Letter of Credit (or the full amount of cash collateral shall be released to Landlord) which is then existing (after any previous application of funds by Landlord and/or replenishment by Tenant pursuant to Paragraph 34(a) above), simultaneously with commencement of a Landlord Action or at any time thereafter. All proceeds thereof in excess of amounts applied (pursuant to Paragraph 34(a)) to Default Damages incurred by Landlord prior to commencement of the Landlord Action shall be deemed a loan from Tenant to Landlord (the "Default Loan"). The Default Loan shall be unsecured and shall not bear interest, and repayment thereof shall be limited to the terms and conditions set forth in this paragraph. Any sums to which Landlord from time to time becomes entitled hereunder and pursuant to law as a result of Tenant's default and any previous defaults of the Lease, to which the Letter of Credit (or cash collateral) has not previously been applied pursuant to Paragraph 34(a), shall be offset against the principal balance of the Loan. The amount of the Default Loan remaining, if any, after such offset shall be referred to herein as the "Excess Amount". The Excess Amount shall be payable by Landlord to Tenant from, and only from, first any proceeds from the Letter of Credit (or cash collateral) which have not been applied to Default Damages incurred by Landlord after the same are finally determined (the "Remaining Proceeds"), and then Excess Rent. The Remaining Proceeds shall be paid by Landlord to Tenant promptly upon final determination after the entire Premises are leased to a third party or parties. If Tenant disputes the amount of Remaining Proceeds paid by Landlord, Tenant may submit such dispute to arbitration in accordance with Paragraph 41 [Arbitration of Disputes] of this Lease. "Excess Rent" shall mean the amount by which (x) rent received by Landlord (from the tenant or tenants leasing all or any portion of the Premises after Tenant's default) in any month exceeds (y) the amount of rent that would have been payable under this Lease for such month if this Lease had not been terminated. Landlord shall pay Tenant one-half of the Excess Rent until the earlier of (A) the date the Excess Amount is fully repaid or (B) the date that would have been the Expiration Date (excluding any Renewal Term) of this Lease. Any remaining balance of the Default Loan on such date shall be deemed forgiven. If the Default Loan is insufficient to cover all Default Damages, Tenant shall pay Landlord any such shortfall immediately upon demand by Landlord, and Landlord shall have all rights and remedies available at law or elsewhere in the Lease with respect to such shortfall.

        35. FINANCIAL INFORMATION. Tenant will furnish to the Landlord within one hundred twenty (120) days after the end of each calendar year, copies of audited, consolidated financial statements, which shall include, without limitation, balance sheets, statements of income and expenses and sources and uses of funds of the Tenant and its subsidiaries for such calendar year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous calendar year and including appropriate footnotes, prepared in accordance with generally accepted accounting principles, and certified and audited by independent public accountants of recognized standing reasonably satisfactory to the Landlord; provided, however, that so long as Tenant is a publicly traded corporation, in lieu of the foregoing Tenant shall provide Landlord with copies of Tenant's annual report and 10K Filing when such documents are released to the public. Tenant hereby covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord.

        36. PARKING. Subject to the Rules and Regulations, Tenant shall have the exclusive right to use the parking situated on the Land; provided, however, that other than marking parking spaces situated on the Land as designated for Tenant's use (at Tenant's request), Landlord shall not be obligated to enforce such exclusive right.

        37.     MISCELLANEOUS.

                (a) DEFINED TERMS. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" shall include Tenant and its successors and assigns.

                (b) OTHER TERMS. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

                (c) QUIET ENJOYMENT. Upon Tenant paying the Base Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

                (d) SURVIVAL OF INDEMNITIES; IMMEDIATE OBLIGATION TO DEFEND. All indemnities contained herein shall survive the expiration or earlier termination of this Lease. With respect to each of the indemnities contained in this Lease, the indemnitor has an immediate and independent obligation to defend the indemnitee from any claim which actually or potentially falls within the indemnity provision, which obligation arises at the time such claim is tendered to the indemnitor by the indemnitee and continues at all times thereafter.

        38.     REPRESENTATIONS AND WARRANTIES.

                (a) LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that, to Landlord's best knowledge, (i) the Premises are not now in violation of any applicable Laws other than Laws with respect to Hazardous Substances; and (ii) the zoning requirements currently applicable to the Premises permit the permitted use under this Lease. For purposes of this Section 38, the term "to Landlord's best knowledge" shall mean the current actual conscious knowledge of Steve Dostart after reasonably appropriate and diligent inquiry. Landlord hereby represents that Steve Dostart is the representative of Landlord with supervisory responsibilities concerning the Premises who would, in the ordinary course of his responsibilities, receive notice from persons or entities of any of the matters described in the representations and warranties in this Lease.

                (b) TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant represents and warrants to Landlord that, to Tenant's best knowledge, Tenant's use of the Premises will not be in violation of any applicable Laws. For purposes of this Section 38, the term "to Tenant's best knowledge" shall mean the current actual conscious knowledge of Tenant's Vice President of Operations after reasonably appropriate and diligent inquiry. Tenant hereby represents that Tenant's Vice President of Operations is the representative of Tenant with supervisory responsibilities concerning the Premises and this Lease who would, in the ordinary course of his responsibilities, receive notice from persons or entities of any of the matters described in the representations and warranties in this Lease.

        39.     REAL ESTATE BROKERS.

                (a) LANDLORD'S PAYMENT OBLIGATION. Landlord shall pay a brokerage fee, in the total amount of $4.50 per rentable square foot of the Premises to the party identified as "Tenant's Broker" in the Basic Lease Information, in accordance with the terms and conditions of separate agreement(s) with such parties.

                (b) NO OTHER BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for Tenant's Broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid as provided in Paragraph 39(a). Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt, or for any amounts in excess of the amount for which Landlord is responsible under Paragraph 39(a) which are claimed by any broker, finder or other person with whom the other party has or purportedly has dealt.

        40. HAZARDOUS SUBSTANCE LIABILITY. Tenant has received from Landlord a copy of the following reports: (the "Environmental Reports"): Phase I and Phase II Environmental Assessment, Former RMC Lonestar Facility, 605 Fairchild Drive, Mountain View, California, dated December 26, 1996 by McLaren Hart Environmental Engineering Corporation.

                (a) DEFINITION OF HAZARDOUS SUBSTANCES. For the purposes of this Lease, "Hazardous Substances" shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under applicable environmental laws, ordinances or regulations.

                (b) TENANT INDEMNITY. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless Landlord, its employees, partners, agents, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonably attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Land or Premises during the initial Term and any extensions of this Lease by Tenant or its employees, agents or contractors. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

                (c) LANDLORD INDEMNITY. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in the Project, against any and all actions by any governmental agency for clean up of Hazardous Substances on or under the Land (including, without limitation, any groundwater contamination) including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, and Landlord also releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees and agents from and against any and all actions for damages to property instituted by any third parties, if, and to the extent, in either case, arising from the presence of Hazardous Substances on, in or under the Land or Premises, except to the extent caused by the release, disposal, use or storage of Hazardous Substances in, on or about the Premises by Tenant, its employees, agents, sublessees, assignees, or contractors. The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

                (d) TENANT COVENANTS. Tenant has informed Landlord that, except for very immaterial amounts of toxic materials incidental to office use (e.g. copier toner, typical janitorial cleaning materials, petroleum products in cars) and those materials listed on Exhibit "G" in substantially the amounts indicated on such Exhibit, as such exhibit may be revised from time to time by Tenant as provided in this Paragraph 40(d) below, Tenant will not use or store any Hazardous Substances within the Premises without Landlord's prior written consent, and shall comply with any applicable Laws to the extent that it does use any Hazardous Substances. Without limiting the foregoing, with respect to the Hazardous Substances listed on Exhibit "G" or any other Hazardous Substances that may be used or stored on the Premises upon Landlord's consent, (i) Tenant shall provide to Landlord a copy of Tenant's Hazardous Materials Management Plan ("HMMP"), as approved by the local fire department and any other appropriate regulatory agencies, and any amendments thereto, (ii) Tenant shall provide Landlord with a revised Exhibit "G" upon any significant change in the types and/or quantities of Hazardous Substances used at the Premises, but in any event on each anniversary of the Rent Commencement Date, for Landlord's review and approval (not to be unreasonably withheld or delayed); and (iii) Landlord reserves the right at any time, and from time to time, to conduct site audits of the Premises to verify the information contained in Exhibit "G" and Tenant's HMMP. Tenant shall immediately notify Landlord if and when Tenant learns or has reason to believe there has been any release of Hazardous Substances in, on or about the Project during the Term.

        41.     ARBITRATION OF DISPUTES.

ANY CONTROVERSY OR CLAIM ARISING OUT OF PARAGRAPHS 3(b) [OCCUPANCY DATE], 3(d) [EXCLUSIVE REMEDIES], 4(c)(2)(4) [AUDIT], 7 [COMPLIANCE WITH LAWS], 8 [ALTERATIONS], 9 [REPAIRS AND MAINTENANCE], 14 [SERVICES AND UTILITIES], 22(d) [MUTUAL TERMINATION RIGHT; INSURED CASUALTY] WITH RESPECT TO LENGTH OF TIME TO

RESTORE, 26 [DELIVERY AND RESTORATION OF PREMISES], AND 43(e) [CONVERSION OF DEPOSIT TO LOAN] WITH RESPECT TO THE AMOUNT OF REMAINING PROCEEDS, OF THIS LEASE, OR A BREACH OF SUCH PARAGRAPHS SOLELY BETWEEN LANDLORD AND TENANT, BUT NOT INCLUDING A DEFAULT WITH RESPECT TO THE TIMELY PAYMENT OF BASE RENT AND ADDITIONAL CHARGES, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS' FEES AND COSTS.

        NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

        WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

        CONSENT TO NEUTRAL ARBITRATION BY:

/s/                   (LANDLORD):       /s/                            (TENANT):
---------------------------------       ----------------------------------------

        42. SIGNAGE. Subject to (a) compliance with all applicable governmental requirements and subject to (b) Landlord's approval of the exact size, location and materials thereof (which approval shall not be unreasonably withheld, conditioned or delayed, and with the understanding that Tenant's logo is approved), Tenant shall have the right to install exterior monument signage adjacent to entrances to the Building and the Project and on the exterior of the Building, but in not more than two (2) locations on the exterior of the Building. Tenant shall be responsible for the costs related to such signage.

        43. OPTION TO RENEW. Tenant shall have the right to extend the Term for one (1) period of five (5) years ("Extension Term") following the initial Expiration Date, by giving written notice ("Exercise Notice") to Landlord at least eighteen (18) months prior to the

Expiration Date, subject to the following conditions: (i) no event of default is continuing under this Lease at the time of the Exercise Notice or at the commencement of the Extension Term; and (ii) Landlord has not delivered a notice of default to Tenant hereunder during the twenty-four (24) month period immediately preceding the Exercise Notice, regardless of whether any such default was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of default relating to a non-monetary default which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered for purposes of determining whether such condition has been met.

        44. RENT DURING EXTENSION TERM. The Monthly Base Rent during the seven-year Extension Term shall be the greater of the Base Rent paid during the last month of the immediately preceding Term or the Fair Market Rental Value for the Premises as of the commencement of the option term as determined below:

                (a) Within the later of thirty (30) days after receipt of Tenant's Exercise Notice or eleven (11) months prior to the Expiration Date, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value for the Premises, as determined below, for determining Monthly Base Rent during the ensuing Extension Term. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such Fair Market Rental Value or (ii) disagrees with such Fair Market Rental Value. No response shall constitute disagreement. If Tenant disagrees with Landlord's estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) business days after Landlord receives Tenant's notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, Tenant may make written demand upon Landlord for arbitration in accordance with the following paragraph. The judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Palo Alto in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration or commercial disputes, except to the extent the procedures mandated by said rules shall be modified as follows:

                        (i) Tenant shall, by the applicable date specified therefor in this Lease, make written demand upon Landlord pursuant to this Lease for arbitration, specifying therein the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be qualified as a real estate appraiser, with at least five (5) years experience in appraising major commercial property in Santa Clara County and a member of a recognized society of real estate appraisers, who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for such arbitration (specifying the arbitrator to act on Tenant's behalf, as aforesaid) shall constitute a waiver of the right thereto. Within ten (10) business days after receipt of Tenant's demand for arbitration, Landlord shall give written notice to Tenant pursuant to this Lease, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue. Notwithstanding the foregoing, upon receipt of Tenant's demand for arbitration Landlord may, in its sole discretion, deliver a revised estimate of the Fair Market Value of the Premises, and within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such revised Fair Market Rental Value, or (ii) disagrees with such revised Fair Market Rental Value, with no response constituting agreement. If Tenant disagrees with Landlord's Fair Market Value, then within ten (10) business days after receipt of Tenant's notice of such disagreement Landlord shall give Tenant written notice specifying Landlord's designated arbitrator as provided in this paragraph above.

                        (ii) If two (2) arbitrators are chosen pursuant to paragraph (1) above, the arbitrators so chosen shall meet within ten (10) business days after Landlord notifies Tenant of the appointment of Landlord's arbitrator as aforesaid. If the two appraisers reach agreement on the Fair Market Rental Value, that value shall be binding and conclusive upon the parties. If within ten (10) business days after such first meeting the two arbitrators shall be unable to agree upon a determination of Fair Market Rental Value, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph (1). If the first two arbitrators are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) days period, the third arbitrator shall be selected by Landlord and Tenant, if they can agree thereon, within a further period of ten (10) business days. If Landlord and Tenant do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and county of San Francisco, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three (3) arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth in the following paragraph.

                        (iii) If an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between Landlord and Tenant during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedures. Within ten (10) business days after appointment of the third arbitrator, each of the two arbitrators selected by Landlord and Tenant shall state in writing his determination of the Fair Market Rental Value supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select, within ten (10) business days after submission to the third arbitrator of the two proposed resolutions, which of the two proposed resolutions most closely approximates the third arbitrator's determination of Fair Market Rental Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

                        (iv) If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. Landlord and Tenant shall each pay the fees and expenses of its respective arbitrator, if any, and shall each pay half of the fees and expenses of the third arbitrator, if any. The attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

                        (v) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental Value, but any such consultation shall be made in the presence of both Landlord and Tenant with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to Landlord and Tenant. The arbitrators shall have no power to modify the provisions of this Lease.

                (b) Wherever used throughout this Paragraph 44 [Rent during Extension Term] the term "Fair Market Rental Value" shall mean the fair market rental value of the Premises, using as a guide the rate of monthly base rent which would be charged during the Extension Term (including periodic increases during the Extension Term, if any) in the South Bay Area for comparable commercial space in comparable condition, of comparable quality, as of the time that the Extension Term commences, with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be, and also taking into consideration amount and type of parking, location, existing leasehold improvements (regardless of who paid for them and assuming they are useful to Tenant), proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions.

                (c) If binding arbitration has not been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base Rent at the greater of the Base Rent paid during the last month of the immediately preceding Term or the Fair Market Rental Value estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding arbitration. Such adjustment shall not result in a decrease of the Monthly Base Rent for the Premises below the amount payable by Tenant as of the period immediately preceding the ensuing Extension Term.

                (d) From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided, however, that Tenant shall have no further rights to extend the Term.

        45. SATELLITE ANTENNAS. During the Term, Tenant shall have the right, subject to relevant regulatory approvals and Landlord's consent, such consent not to be unreasonably withheld or delayed, to install one or more satellite antennas (each, an "Antenna") on the roof of the Building in a location satisfactory to both Landlord and Tenant. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Antenna, if Landlord withholds its consent due to concerns regarding the appearance of the Antenna or the impact on structural aspects of the Building, such withholding of consent shall be presumptively reasonable. Tenant shall not be charged any rent for roof space. Prior to submitting any plans to the City of Mountain View or proceeding with any installation of an Antenna, Tenant shall submit to Landlord elevations and specifications for the Antenna. Tenant shall install any approved Antennas at its sole expense and shall be responsible for any damage caused by the installation of the Antennas or related to the Antennas. At the end of the Term, Tenant shall remove the Antennas from their locations and repair any damage caused by such removal.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


LANDLORD:                               605 EAST FAIRCHILD ASSOCIATES, L.P.,
                                        a California limited partnership

                                        By: M-D Ventures, Inc.,
                                            a California corporation,
                                            Its General Partner

                                        By: /s/ STEVE DOSTART
                                           -------------------------------------
                                            Steve Dostart
                                            Its Vice President

                                        TENANT: CALIPER TECHNOLOGIES CORP.,
                                        a Delaware corporation

                                        By: /s/ CALVIN CHOW
                                           -------------------------------------
                                           Calvin Chow
                                           Its Chief Operating Officer

                                LIST OF EXHIBITS

EXHIBIT "A"   MAP OF PROJECT (INCLUDING THE BUILDING)

EXHIBIT "A-1" DESCRIPTION OF LAND

EXHIBIT "B"   CERTIFICATE ESTABLISHING OCCUPANCY DATE AND RENT COMMENCEMENT DATE

EXHIBIT "C"   ESTOPPEL CERTIFICATE

EXHIBIT "D"   RULES & REGULATIONS

EXHIBIT "E"   REQUIRED CONDITION OF PREMISES UPON SURRENDER

EXHIBIT "F"   FORM OF LETTER OF CREDIT

EXHIBIT "G"   TENANT'S HAZARDOUS SUBSTANCES DISCLOSURES

EXHIBIT "H"   APPROVED ALTERATIONS AREA

EXHIBIT "I"   SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                             INDEX OF DEFINED TERMS

Defined Term Paragraph
----------------------
Additional Charges.....................................................4(a)(ii)

Affiliate.................................................................11(k)

Alterations................................................................8(b)

Approved Alterations.......................................................8(b)

Assignment................................................................11(a)

Antenna......................................................................45

Base Building..............................................................1(a)

Base Rent...............................................................4(a)(i)

Building.........................................Basic Lease Information & 1(a)

Building Systems...........................................................9(b)

Default Damages...........................................................34(e)

Default Loan..............................................................34(e)

Default Rate...............................................................4(d)

Environmental Reports........................................................40

Excess Amount.............................................................34(e)

Expenses.............................................................4(c)(1)(C)

Expense Year.........................................................4(c)(1)(D)

Defined Term Paragraph
----------------------
Exercise Notice..............................................................43

Expiration Date............................................................3(a)

Extension Term...............................................................43

Fair Market Rental Value..................................................44(b)

Force Majeure Events.......................................................9(e)

GAAP..............................................................3(c)(1)(C)(v)

Hazardous Substances......................................................40(a)

Insolvency Proceeding........................................................20

Interest Rate........................................................3(c)(1)(C)

Land.............................................Basic Lease Information & 1(a)

Landlord.......................................................Recitals & 37(a)

Landlord Action...........................................................34(e)

Landlord Parties..........................................................12(a)

Landlord's Expense Statement............................................4(c)(3)

Landlord's Tax Statement.............................................4(c)(2)(A)

Laws.......................................................................7(a)

Letter of Credit..........................................................34(a)

Liquid Assets.............................................................11(g)

Monthly Base Rent.......................................Basic Lease Information

Mortgage.....................................................................17

Mortgagee....................................................................17

Defined Term Paragraph
----------------------
Occupancy Date.............................................................3(a)

Permitted Alterations......................................................8(c)

Permitted Transfer........................................................11(g)

Premises...................................................................1(a)

Project....................................................................1(a)

Real Estate Taxes....................................................4(c)(1)(B)

Rent...................................................................4(a)(ii)

Rent Commencement Date.....................................................3(c)

Rentable Area...........................................Basic Lease Information

Rules & Regulations..........................................................18

Strategic Partner.........................................................11(h)

Sublease..................................................................11(a)

Taking....................................................................23(a)

Tax Year.............................................................4(c)(1)(A)

Tenant.........................................................Recitals & 37(a)

Tenant Parties............................................................12(b)

Tenant's Broker.........................................Basic Lease Information

Term.......................................................................3(a)